Exhibit 99.1

IA GLOBAL ANNOUNCES INCREASED PRELIMINARY REVENUE OF $7.5 MILLION TO $8.1 MILLION FOR THE THREE MONTHS ENDED DECEMBER 31, 2006

TAMPA, FL March 1, 2007/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced today that it has increased its preliminary revenue for the three months ended December 31, 2006 from $6-7 million to $7.5-$8.1 million at current exchange rates. Previously, in a December 12, 2006 press release, the company had announced revenue guidance of $6-$7 million.

The company’s CFO Mark Scott, said, “We are pleased to announce that the escalated trajectory of Global Hotline’s performance has resulted in a strong fourth quarter across all products lines. Global Hotline reached a settlement with a Tier 1 telecommunications company whereby it earned $2.4 million in revenues and repaid $1.0 million related to revenue not recognized in a contract that terminated on March 31, 2006. Additionally, improved performance results have been enhanced by Global Hotline’s strategic shift of its telecommunications business division’s focus to significantly higher margined telecommunications contracts during September 2006. Finally, Global Hotline’s new contract to sell insurance products was incremental to fourth quarter revenues. With new contracts signed on January 1, 2007 and the strong fourth quarter results, we are confident that Global Hotline has achieved the point of sustainable and growing profitability.”

We expect to release our results for the three months ended and year ended December 31, 2006 by March 31, 2007.

About IA Global Inc.

IA Global, Inc. (“IA Global”) operates as a holding company executing an aggressive M&A strategy. The company focuses its interests primarily in the Pacific Rim region. IA Global owns 100% of Global Hotline, Inc., which operates call centers and is a telemarketer of telecommunications products and services, and a range of insurance products and services in Japan. IA Global also owns 36% of Australian Secured Financial Limited, which raises funds through the issuance of debentures in Australia and provides short term, secured, real property loans to businesses or investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

813-261-5157 (t)

813-261-5158 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the projected fourth quarter revenues and profitability of Global Hotline are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations, projections of revenues and profitability for the significant contracts and the inability to negotiate a favorable settlement on the penalties. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.